EXHIBIT 5.2

                               [CADWALADER LOGO]

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Internet: aglick@cwt.com


April 29, 2003



Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York 10036

Re:   Mortgage Pass-Through Certificates
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Ladies and Gentlemen:

We have acted as your special counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement"), which Registration Statement is being filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"). The prospectus identified in the Registration Statement as version 1 ("Prospectus 1") describes Mortgage Pass-Through Certificates (the "Residential Certificates") and the prospectus identified in the Registration Statement as version 2 ("Prospectus 2" and, together with Prospectus 1, the "Prospectus") describes Commercial Mortgage Pass-Through Certificates (the "Commercial Certificates" and, together with the Residential Certificates, the "Certificates") that are to be sold by Morgan Stanley Capital I Inc. (the "Depositor") in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each a "Pooling and Servicing Agreement") among the Depositor, a master servicer (a "Servicer"), a trustee (a "Trustee") and such other parties to be identified in the prospectus supplement identified in the Registration Statement as version 1 or version 2 (each, a "Prospectus Supplement") for each respective Series. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, including the Prospectus and the appropriate form of the Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission; and (2) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinions set forth below. We express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Depositor.

Based on and subject to the foregoing, we are of the opinion that:

      1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, such Pooling and Servicing Agreement will constitute a legal, valid and binding agreement of Depositor, enforceable against the Depositor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law or considerations of public policy.

      2. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be validly issued and outstanding, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

      3. The description of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in the Prospectus accurately describes the material federal income tax consequences to holders of Certificates issued pursuant to the Registration Statement, under existing law and subject to the qualifications and assumptions stated therein.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Federal Income Tax Consequences" in the Prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Very truly yours,

/s/  CADWALADER, WICKERSHAM & TAFT LLP



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